Exhibit 21.1

Subsidiaries

AMSC Australia Pty Ltd (*) – incorporated in Australia

AMSC Husky LLC (*) - formed in Connecticut

AMSC India Private Limited (*) – incorporated in India

AMSC Austria GmbH (*) – incorporated in Austria

AMSC United Kingdom Limited (*) – incorporated in the United Kingdom

ASC Securities Corp. (*) – incorporated in Massachusetts

Infinia Technology Corporation (*) - incorporated in Delaware

American Superconductor Korea Co., Ltd. (*) – incorporated in South Korea

American Superconductor Romania S.R.L. (*) – incorporated in Romania

Neeltran, Inc. (*) - incorporated in Connecticut

Northeast Power Realty, LLC (*) – formed in New York

Northeast Power Systems, Inc. (*) – incorporated in New York

Megatran Industries Inc.  (*) – incorporated in New Jersey

NWL Inc. (wholly-owned subsidiary of Megatran Industries Inc.) – incorporated in New Jersey

Hunter Industries Inc. (wholly-owned subsidiary of Megatran Industries Inc.) – incorporated in New Jersey

NWL Europe Sp. z o.o. (wholly-owned subsidiary of Megatran Industries Inc.) – incorporated in Poland

NWL Pacific, inc. – incorporated in South Korea (50% minority interest owned by Megatran Industries Inc)

*	Wholly owned subsidiary of American Superconductor Corporation